UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2007, FBL Financial Group, Inc. ("FBL") issued $100,000,000 aggregate principal amount of its 5.875% Senior Notes due March 15, 2017 (the "notes"). The notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act"). The notes are governed by an indenture dated as of March 12, 2007 (the "indenture") between FBL and LaSalle Bank National Association.

The notes bear interest at the rate of 5.875% per year, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2007. The notes will mature on March 15, 2017 unless earlier redeemed. FBL may redeem the notes in whole or part at any time at a "make whole" redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed or (B) as determined by an independent investment banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury rate plus 20 basis points, together with accrued interest and any other amounts due with respect to the notes to be redeemed.

The notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the sale of the notes, FBL entered into a registration rights agreement, dated as of March 12, 2007, with Citigroup Global Markets Inc. and ABN AMRO Incorporated, as the initial purchasers (the "registration rights agreement"). Under the registration rights agreement, FBL has agreed to use its reasonable best efforts to cause to become effective, within 270 days after the closing of the offering of the notes, an exchange offer registration statement, after which FBL will promptly offer the exchange notes in exchange for surrender of the notes. FBL will be required to pay additional interest, subject to certain limitations, to the holders of the notes if it fails to comply with its obligations to register the exchange notes.

In order to allow for the issuance of the notes, we entered into Amendment No. 2 to Amended and Restated Credit Agreement with LaSalle Bank National Association, as Administrative Agent for the financial institutions party to said agreement. The Amendment was effective March 12, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 "Entry into a Material Definitive Agreement" is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

March 14, 2007	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer, Chief Administrative Officer and Treasurer